As filed with the Securities and Exchange Commission on December 29, 1997
                                                      Registration No. 33-______







                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                  TREADCO, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      71-0706271
        (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                       Identification No.)

            1101 SOUTH 21ST STREET
             FORT SMITH, ARKANSAS                                   72901
   (Address of principal executive offices)                      (Zip Code)



                            TREADCO, INC. EMPLOYEES'
                                 INVESTMENT PLAN
                            (Full title of the plans)


             Richard F. Cooper                               Copy to:
                 Secretary                              Riva Johnson, Esq.
               Treadco, Inc.                           Jenkens & Gilchrist,
          1101 South 21st Street                    A Professional Corporation
        Fort Smith Arkansas  72901                 1445 Ross Avenue, Suite 3200
              (501) 785-6000                           DALLAS, TEXAS  75202
    (Name, address and telephone number
 including area code of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED                PROPOSED
                                                  AMOUNT                 MAXIMUM                 MAXIMUM              AMOUNT OF
             TITLE OF CLASS OF                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
        SECURITIES TO BE REGISTERED          REGISTERED(1)(2)        PER SHARE(3)(4)       OFFERING PRICE(3)(4)        FEE(4)
======================================= ======================== ====================== ========================= ==================
Common Stock, $0.01 par value per share       110,000 Shares               $ 9.25                $ 1,017,500            $ 300.17
======================================= ======================== ====================== ========================= ==================

         (1) The securities to be registered include 110,000 shares that may be offered or sold under the Treadco, Inc. Employees' Investment Plan (the "Plan").
         (2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
         (3) Estimated solely for the purpose of calculating the registration fee.
         (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 110,000 shares of Common Stock that may be offered or sold under the Plans at a price per share of $ 9.25, which is the average of the highest and lowest selling price per share of Common Stock on The Nasdaq National Market, Inc. on December 22, 1997.

                    Page one of 78 sequentially numbered pages. Index to exhibits is located on page 7 of the sequentially numbered page system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  registrant  and the Plan hereby  incorporate  by reference in this
registration   statement  the  following  documents   previously  filed  by  the
registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996;

                  (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, filed with the Commission;

                  (3) the description of the Common Stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form S-1 (No. 33-41605), dated July 3, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant (hereinafter referred to as the "Corporation") has authority under section 145 of the Delaware General Corporation law to indemnify its directors, officers, employees and agents of the Corporation. The Articles of Incorporation and Bylaws of the Corporation provide that officers, directors, or a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an "Indemnitee") shall be indemnified in any action, suit or proceeding brought against such Indemnitee by reason of having served in such capacity, to the full extent permitted by Delaware law; provided, however, that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Corporation. The Corporation, however, shall indemnify an Indemnitee in a proceeding brought by such Indemnitee only if such proceeding was authorized by the Board of Directors. Pursuant to the Articles of Incorporation, indemnification is a contract right, including the right to an advancement of expenses, provided the Indemnitee undertakes to repay all amounts advanced should it be determined by final judicial decision that such Indemnitee is not entitled to be indemnified. In respect of any criminal action, such Indemnitee shall be indemnified provided he had no reasonable cause to believe his conduct was unlawful. The Corporation's Bylaws provide that the Corporation may purchase and maintain insurance on behalf of any person who is, or was, an Indemnitee, regardless of whether the Corporation has the power to indemnify such Indemnitee under the Bylaws.

         If a claim is not paid in full by the  Corporation  within  sixty  days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification under the
Articles of Incorporation and Bylaws (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

         A director of the Corporation is not personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         In addition to the foregoing, the Corporation has entered into indemnification agreements (an "Indemnification Agreement") with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney's fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the the Corporation or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law, the Corporation is entitled to reimbursement by the director.

         The Indemnification Agreements further provide that in the event of a change in control of the Corporation, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Corporation.

         To the extent that the board of directors or the stockholders of the Corporation may in the future wish to limit or repeal the ability of the Corporation to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                           The  following  documents are filed as a part of this
registration statement.

  Exhibit           Description of Exhibit
  -------           ----------------------

  4.1*     Treadco, Inc. Employees' Investment Plan.

  4.2*     Amendment No. One to the Treadco, Inc. Employees' Investment Plan.

  4.3*     Amendment No. Two to the Treadco, Inc. Employees' Investment Plan.

  4.4*     Amendment No. Four to the Treadco, Inc. Employees' Investment Plan.

  4.5 Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Form S-1 Registration Statement under the Securities Act of 1933, as amended (the "Act") dated July 3, 1991, Commission File No. 33-41605,) and incorporated herein by reference.

  4.6 Bylaws of the Company (previously filed as Exhibit 3.2 to the Company's Form S-1 Registration Statement under the Act dated July 3, 1991, Commission File No. 33-41605), and incorporated herein by reference.

  5.1**    Opinion of Jenkens & Gilchrist, a Professional Corporation.

 23.1***   Consent of Jenkens & Gilchrist, a Professional Corporation.

 23.2*     Consent of Ernst & Young LLP, Independent Auditors.

 24.1*     Power of Attorney (on signature page).

--------------------

*        Filed herewith.

**       No opinion is being furnished  herewith pursuant to  instruction (a) to
         Item 8 of Form S-8 as the Shares registered herein are not original issuance securities.

*** No consent is being filed herewith pursuant to instruction (a) to Item Form S-8, as the Shares being registered are not original issuance securities.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Cooper, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 23, 1997:

                                              TREADCO, INC.


                                              By: /s/ Richard F. Cooper
                                                 ----------------------
                                                    Name: Richard F. Cooper
                                                    Title:  Secretary


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                          CAPACITY                                      DATE
            ---------                                          --------                                      ----
/s/ Robert A. Young, III                  Chairman of the Board, Director                              December 23, 1997
---------------------------------
Robert A. Young, III

/s/ John R. Meyers                        President and Chief Executive Officer (Principal             December 23, 1997
---------------------------------         Executive Officer, Director)
John R. Meyers

/s/ David E. Loeffler                     Vice President-Chief Financial Officer and                   December 23, 1997
---------------------------------         Treasurer (Principal Financial and Accounting Officer)
David E. Loeffler

                                          Director                                                     December __, 1997
---------------------------------
Nicolas M. Georgitsis

/s/ Robert B. Gilbert                     Director                                                     December 23, 1997
---------------------------------
Robert B. Gilbert

                                          Director                                                     December __, 1997
---------------------------------
William A. Marquard


                                          Director                                                     December __, 1997
---------------------------------
John H. Morris







         THE PLAN.
         ---------


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following members of the Administrative Committee of the Treadco, Inc.'s Employees' Investment Plan, in the City of Fort Smith, State of Arkansas, on the dates indicated.


               SIGNATURE                           TITLE                                        DATE
               ---------                           -----                                        ----
/s/ Donald L. Neal
---------------------------------------           Chairman                                December 23, 1997
Donald L. Neal

/s/ Richard F. Cooper
---------------------------------------           Member                                  December 23, 1997
Richard F. Cooper

/s/ John R. Meyers
---------------------------------------           Member                                  December 23, 1997
John R. Meyers

/s/ Randall M. loyd
---------------------------------------           Member                                  December 23, 1997
Randall M. Loyd

/s/ Jay Davidson
---------------------------------------           Member                                  December 23, 1997
Jay Davidson

/s/ David E. Loeffler
---------------------------------------           Member                                  December 23, 1997
David E. Loeffler

/s/ J. Lavon Moron
---------------------------------------           Member                                  December 23, 1997
J. Lavon Morton

                                  EXHIBIT INDEX

                                                                                                  Sequential
   Exhibit                                                                                           Page
    Number                          Document Description                                            Number
    ------                          --------------------                                            ------

     4.1*       Treadco, Inc. Employees' Investment Plan.                                               9
     4.2*       Amendment No. One to the Treadco, Inc. Employees' Investment Plan.                     67
     4.3*       Amendment No. Two to the Treadco, Inc. Employees' Investment Plan.                     69
     4.4*       Amendment No. Four to the Treadco, Inc. Employees' Investment Plan.                    70
     4.5        Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the
                Company's Form S-1  Registration  Statement under the Securities Act of 1933 dated
                July 3, 1991,  Commission File No.  33-41605,) and incorporated herein by reference.
     4.6        Bylaws of the  Company  (previously  filed as Exhibit 3.2 to the Company's Form S-1
                Registration  Statement under the Securities Act of 1933 dated July 3, 1991,
                Commission File No.  33-41605), and incorporated herein by reference.
     5.1**      Opinion of Jenkens & Gilchrist, a Professional Corporation.
    23.1***     Consent of Jenkens & Gilchrist, a Professional Corporation.
    23.2*       Consent of Ernst & Young LLP, Independent Auditors.                                    78
    24.1*       Power of Attorney (on signature page).


--------------------

*        Filed herewith.

**       No opinion is being furnished herewith pursuant to instruction (a) to Item 8 of Form S-8 as the Shares registered herein are not original issuance securities.

*** No consent is being filed herewith pursuant to instruction (a) to Item Form S-8, as the Shares being registered are not original issuance securities.